Exhibit 9.2

                          INTERNET COMMERCE CORPORATION
                        (Formerly Infosafe Systems, Inc.)

                       AMENDMENT TO VOTING TRUST AGREEMENT


        This agreement (the "Amendment"), dated as of January 5, 1999, amends a Voting Trust Agreement (the "Voting Trust Agreement"), dated January 20, 1997, among Arthur R. Medici, William N. Walker, Charles C. Johnston and the owners and holders of Common Stock of the Company who are listed and whose signatures appear on Exhibit A of the Voting Trust Agreement (collectively, the "Shareholders").

        WHEREAS, the Shareholders have agreed to deposit substantially all of the approximately 405,359 shares of Common Stock beneficially owned by them in a voting trust which will be voted at the direction of a majority of the non-management directors of the Company and Richard J. Berman, Chairman and Chief Executive Officer of the Company and Arthur R. Medici, President of the Company, and

        WHEREAS, on November 18, 1998 the Board of Directors of the Company elected Peter Ruel as a non-management director of the Company:

        IT IS AGREED that the  undersigned  shall  become a Trustee  pursuant to
Section 11 of the Voting Trust Agreement and be bound by the Voting Agreement with the same force and effect as though he was originally named therein.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

                                          AGREED AND ACCEPTED:


                                          /s/ Peter Ruel
                                          ----------------------------------
                                          Peter Ruel, Director


                                          ACKNOWLEDGED:


                                          /s/ Richard J. Berman
                                          -----------------------------------
                                          Richard J. Berman, Chairman and Chief
                                          Executive Officer, Internet Commerce
                                          Corporation, Trustee

                                                                     Exhibit 9.2

                          INTERNET COMMERCE CORPORATION
                        (Formerly Infosafe Systems, Inc.)

                       AMENDMENT TO VOTING TRUST AGREEMENT


        This agreement (the "Amendment"), dated as of January 5, 1999, amends a Voting Trust Agreement (the "Voting Trust Agreement"), dated January 20, 1997, among Arthur R. Medici, William N. Walker, Charles C. Johnston and the owners and holders of Common Stock of the Company who are listed and whose signatures appear on Exhibit A of the Voting Trust Agreement (collectively, the "Shareholders").

        WHEREAS, the Shareholders have agreed to deposit substantially all of the approximately 405,359 shares of Common Stock beneficially owned by them in a voting trust which will be voted at the direction of a majority of the non-management directors of the Company and Richard J. Berman, Chairman and Chief Executive Officer of the Company and Arthur R. Medici, President of the Company, and

        WHEREAS, on September 22, 1998 the Board of Directors of the Company elected Richard J. Berman as a Chairman and Chief Executive Officer of the
Company:

        IT IS AGREED that the  undersigned  shall  become a Trustee  pursuant to
Section 11 of the Voting Trust Agreement and be bound by the Voting Agreement with the same force and effect as though he was originally named therein.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

                                         AGREED AND ACCEPTED:



                                         /s/ Richard J. Berman
                                         ---------------------
                                         Richard J. Berman


                                         ACKNOWLEDGED:


                                         /s/ Arthur R. Medici
                                         --------------------
                                         Arthur R. Medici, President, Internet
                                         Commerce Corporation, Trustee

                                                                     Exhibit 9.2

                          INTERNET COMMERCE CORPORATION
                        (Formerly Infosafe Systems, Inc.)

                       AMENDMENT TO VOTING TRUST AGREEMENT


        This agreement (the "Amendment"), dated as of January 5, 1999, amends a Voting Trust Agreement (the "Voting Trust Agreement"), dated January 20, 1997, among Arthur R. Medici, William N. Walker, Charles C. Johnston and the owners and holders of Common Stock of the Company who are listed and whose signatures appear on Exhibit A of the Voting Trust Agreement (collectively, the "Shareholders").

        WHEREAS, the Shareholders have agreed to deposit substantially all of the approximately 405,359 shares of Common Stock beneficially owned by them in a voting trust which will be voted at the direction of a majority of the non-management directors of the Company and Richard J. Berman, Chairman and Chief Executive Officer of the Company and Arthur R. Medici, President of the Company, and

        WHEREAS, on January 5, 1999 the Board of Directors of the Company elected James A. Ortenzio as a non-management director of the Company:

        IT IS AGREED that the  undersigned  shall  become a Trustee  pursuant to
Section 11 of the Voting Trust Agreement and be bound by the Voting Agreement with the same force and effect as though he was originally named therein.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

                                          AGREED AND ACCEPTED:



                                          /s/ James A. Ortenzio
                                          ---------------------
                                          James A. Ortenzio, Director


                                          ACKNOWLEDGED:



                                          /s/ Richard J. Berman
                                          ---------------------
                                          Richard J. Berman, Chairman and Chief
                                          Executive Officer, Internet Commerce
                                          Corporation, Trustee